AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of January __, 2024, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the “Custodian Agreement”), by and between State Street Bank and Trust Company (the “Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a “Customer”).

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A CUSTOMERS AND PORTFOLIOS

Dated as of December __, 2023

and effective as of January __, 2024

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:

American Funds Fundamental Investors

EFFECTIVE AS OF:

d.b.a. Fundamental Investors December 14, 2006

The Growth Fund of America December 14, 2006

The New Economy Fund December 14, 2006

SMALLCAP World Fund, Inc. December 14, 2006

American Funds Multi-Sector Income Fund February 15, 2019

American Funds International Vantage Fund November 8, 2019

American Funds Global Insight Fund November 8, 2019

American Funds Corporate Bond Fund September 28, 2020

American Funds Tax-Exempt Fund of New York September 28, 2020

American Funds Mortgage Fund September 28, 2020

American Funds Inflation Linked Bond Fund December 7, 2020

American Funds Developing World Growth and Income Fund December 7, 2020

American Funds Insurance Series -

Washington Mutual Investors Fund

(formerly Blue Chip Income and Growth Fund) May 1, 2021 (December 14, 2006)

Global Growth Fund December 14, 2006

Global Small Capitalization Fund December 14, 2006

Growth Fund December 14, 2006

International Fund December 14, 2006

Growth-Income Fund December 14, 2006

Asset Allocation Fund December 14, 2006

The Bond Fund of America (formerly Bond Fund) May 1, 2021 (December 14, 2006)

American High-Income Trust

(formerly High-Income Bond Fund) May 1, 2021 (December 14, 2006)

U.S. Government Securities Fund

(formerly U.S. Government/AAA-Rated Securities Fund) May 1, 2021 (December 14, 2006)

Ultra-Short Bond Fund

(formerly Cash Management Fund) May 1, 2016 (December 14, 2006)

Capital World Growth and Income Fund

(formerly Global Growth and Income Fund) May 1, 2021 (December 14, 2006)

New World Fund December 14, 2006

Capital World Bond Fund

(formerly Global Bond Fund) May 1, 2020 (December 14, 2006)

International Growth and Income Fund October 1, 2008

American Funds Global Balanced Fund

(formerly Global Balanced Fund) May 1, 2022 (May 2, 2011)

American Funds Mortgage Fund

(formerly Mortgage Fund) May 1, 2020 (May 2, 2011)

Capital Income Builder May 1, 2014

Portfolio Series – American Funds Global Growth Portfolio May 1, 2015

Portfolio Series – American Funds Growth and Income Portfolio May1, 2015

Portfolio Series - American Funds Managed Risk Growth Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk Growth

and Income Portfolio June 19, 2020

Portfolio Series - American Funds Managed Risk

Global Allocation Portfolio June 19, 2020

Managed Risk Asset Allocation Fund June 19, 2020

Managed Risk Growth Fund June 19, 2020

Managed Risk Growth-Income June 19, 2020

Managed Risk International Fund June 19, 2020

Managed Risk Washington Mutual Investors Fund

(formerly Managed Risk Blue Chip Income and Growth Fund) May 1, 2021 (June 19, 2020)

American Funds IS 2010 Target Date Fund December 6, 2019

American Funds IS 2015 Target Date Fund December 6, 2019

American Funds IS 2020 Target Date Fund December 6, 2019

American Funds IS 2025 Target Date Fund December 6, 2019

American Funds IS 2030 Target Date Fund December 6, 2019

American Funds IS 2035 Target Date Fund December 6, 2019

American Funds IS 2040 Target Date Fund May 1, 2023

American Funds IS 2045 Target Date Fund May 1, 2023

American Funds IS 2050 Target Date Fund May 1, 2023

American Funds IS 2055 Target Date Fund May 1, 2023

American Funds IS 2060 Target Date Fund May 1, 2023

American Funds IS 2065 Target Date Fund May 1, 2023

American Funds College Target Date Series

American Funds College Enrollment Fund September 14, 2012

American Funds College 2024 Fund September 14, 2012

American Funds College 2027 Fund September 14, 2012

American Funds College 2030 Fund September 14, 2012

American Funds College 2033 Fund March 27, 2015

American Funds College 2036 Fund February 9, 2018

American Funds College 2039 Fund March 26, 2021

American Funds College 2042 Fund January __, 2024

American Funds Retirement Income Portfolio Series

American Funds Retirement Income Portfolio – Conservative September 21, 2020

American Funds Retirement Income Portfolio – Moderate September 21, 2020

American Funds Retirement Income Portfolio – Enhanced September 21, 2020

Capital Group Central Fund Series II –

Capital Group Central Corporate Bond Fund April 16, 2021

Capital Group Core Equity ETF November 17, 2021

Capital Group Growth ETF November 17, 2021

Capital Group International Focus Equity ETF November 17, 2021

Capital Group Dividend Value ETF November 17, 2021

Capital Group Global Growth Equity ETF November 17, 2021

Capital Group Dividend Growers ETF September 26, 2023

Capital Group International Equity ETF September 26, 2023

Capital Group Core Balanced ETF September 26, 2023

Capital Group Fixed Income ETF Trust

Capital Group Core Plus Income ETF November 17, 2021

Capital Group Short Duration Income ETF October 25, 2022

Capital Group U.S. Multi-Sector Income ETF October 25, 2022

Capital Group Municipal Income ETF October 25, 2022

Capital Group Core Bond ETF September 26, 2023

Capital Group Short Duration Municipal Income ETF September 26, 2023

(the above ETFs are collectively referred to as the “ETFs”)

[Signature page follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective Portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its Portfolios.

Each of the Customers Listed on Appendix A

Attached Hereto, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management Company*	State Street Bank and Trust Company

By:	By:
Name: Kristine M. Nishiyama	Name: Lou Abruzzi
Title: Authorized Signatory	Title: Senior Vice President

* Pursuant to delegated authority.